Exhibit 10.1

Execution Version

AMENDMENT TO STOCKHOLDERS AGREEMENT

This AMENDMENT TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of October 11, 2019, is made by and between Lifetime Brands, Inc., a Delaware corporation (“Lifetime”) and Taylor Parent, LLC, a Delaware limited liability company (“Taylor Parent” and, together with Lifetime, the “Parties”), pursuant to Section 8(f) of that certain Stockholders Agreement, dated as of March 2, 2018 (as amended, the “Stockholders Agreement”).

WHEREAS, the Parties desire to amend the Stockholders Agreement pursuant to and on the terms hereinafter set forth.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to the Stockholders Agreement. The Stockholders Agreement is hereby amended as follows:

a. The first paragraph of Section 6 of the Stockholders Agreement through and including the first colon therein is hereby deleted and replaced in its entirety with the following new first paragraph of Section 6 through the first colon:

“During the term of this Agreement, for so long as Taylor Parent, together with its Permitted Transferees, Beneficially Owns Common Stock constituting not less than 50% of the Equity Consideration and Taylor Parent Designees serve as Directors on the Board, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Taylor Parent, which consent shall not be unreasonably withheld, conditioned or delayed, take any of the following actions:”

2. The Stockholders Agreement. The Parties acknowledge and agree that this Amendment is an integral part of the Stockholders Agreement. Notwithstanding any provision of the Stockholders Agreement to the contrary, in the event of any conflict between this Amendment and the Stockholders Agreement or any part of either of them, the terms of this Amendment shall control. Any reference to the “Stockholders Agreement” contained herein or in the Stockholders Agreement shall mean the Stockholders Agreement, including and as amended by this Amendment, and any other amendment or addendum to either the Stockholders Agreement or this Amendment.

3. General Provisions.

(a) Counterparts. This Amendment may be executed in one or more counterparts for the convenience of the Parties, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Facsimile and .pdf signatures shall be treated as original signatures for all purposes hereunder.

(b) Other Provisions Unaffected. Except as specifically amended herein, the provisions of the Stockholders Agreement shall remain in full force and effect.

(c) Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without giving effect to conflicts of laws principles) applicable to contracts executed in and to be performed in that State.

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IN WITNESS WHEREOF, the duty authorized representative of the undersigned has caused this Amendment to Stockholders Agreement to be duly executed and delivered as of the day and year first above written.

LIFETIME BRANDS, INC.

By: /s/ Robert B. Kay
Name:	Robert B. Kay

Title:	Authorized Officer

[Signature Page to Amendment to Stockholders Agreement]

IN WITNESS WHEREOF, the duty authorized representative of the undersigned has caused this Amendment to Stockholders Agreement to be duly executed and delivered as of the day and year first above written.

TAYLOR PARENT, LLC

By: /s/ Michael Schnabel
Name:	Michael Schnabel

Title:	Senior Vice President

[Signature Page to Amendment to Stockholders Agreement]